                                   EXHIBIT 1

                              (English Translation)

                                                                     May 9, 2007

To whom it may concern:

                                 WACOAL HOLDINGS CORP.
                                 Yoshikata Tsukamoto
                                 President and Representative Director
                                 (Code Number:  3591)
                                 (Tokyo Stock Exchange, First Section)
                                 (Osaka Securities Exchange, First Section)
                                 Ikuo Otani, General Manager, Corporate Planning (Telephone: 075-682-1010)


       Announcement Regarding Change in Holding of Our Largest Stockholder


       We hereby announce the following change in holding of our largest stockholder.


1.   Background:

          Upon receiving a Substantial Shareholding Report filed by Tradewinds NWQ Global Investors, LLC ("Tradewinds") on March 23, 2007, we became aware that, effective as of March 1, 2006 (when the obligation to file such report accrued), Tradewinds became our largest stockholder.

          Upon receiving an Amendment to Substantial Shareholding Report filed by NWQ Investment Management Company, LLC ("NWQ") on April 13, 2007, we also became aware that, effective as of March 1, 2006 (when the obligation to file such report accrued), NWQ is no longer the largest stockholder of the Company.

          According to the above mentioned Substantial Shareholding Report and Amendment to Substantial Shareholding Report, the above changes are the result of an assignment by NWQ to Tradewinds as of March 1, 2006, of all of its power and authority to conduct discretionary investment management with regard to the shares of the Company pursuant to investment discretionary agreements with its customers as a part of a corporate restructuring within the NWQ group.


2.   Name and other information regarding the relevant stockholders:

     (1) Party who is no longer the largest stockholder of the Company

         (i)   Name:           NWQ Investment Management Company, LLC

         (ii)  Address:        2049 Century Park East 16th Floor
                               Los Angeles, California 90067
                               United States

         (iii) Representative: Kathleen Hendriks

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         (iv)  Main Business:  Investment Advisory Business

     (2) Party who became the largest stockholder of the Company

         (i)   Name:           Tradewinds NWQ Global Investors, LLC

         (ii)  Address:        2049 Century Park East 18th Floor
                               Los Angeles, California 90067
                               United States

         (iii) Representative: Jane K. Crist

         (iv)  Main Business:  Investment Advisory Business

3. The number of shares (number of voting rights) held by the relevant stockholders and the ratio to the number of voting rights of all stockholders:

     (1) NWQ Investment Management Company, LLC

     ----------------------------------------------------------------------------------
                                                   Ratio to the number
                                                     of voting rights    Ranking among
                              Number of shares     of all stockholders    our major
                            (voting rights) held        (*Note 2)        stockholders
     ----------------------------------------------------------------------------------
                            16,390,496 (*Note 1)
      Prior to the change                            11.71% (*Note 1)         1st
                             (16,390) (*Note 1)
     ----------------------------------------------------------------------------------
                                    0
        After the change                                    0%                -
                                   (0)
     ----------------------------------------------------------------------------------


     (Note 1) It was reported that out of the 16,390 voting rights held by such stockholder before the change, 15,195 voting rights (10.86% of the voting rights of all stockholders) were beneficially held through ADRs (American Depositary Receipts) issued by our company, and the nominal holder of such voting rights registered in our shareholders' register was Hero and Company, a nominee of The Bank of New York, which is the depositary bank for our company's ADRs.

     (Note 2) The number of shares without voting rights, which are deducted from the total number of issued and outstanding shares: 4,049,685 shares

               The total number of issued and outstanding shares as of March 31, 2007: 144,016,685 shares

     (2) Tradewinds NWQ Global Investors, LLC

     ----------------------------------------------------------------------------------
                                                   Ratio to the number
                                                   of voting rights of   Ranking among
                               Number of shares     all stockholders       our major
                            (voting rights) held        (*Note 2)        stockholders
     ----------------------------------------------------------------------------------
                                    0
      Prior to the change                                   0%                -
                                   (0)
     ----------------------------------------------------------------------------------
        After the change    16,755,091 (*Note 1)     11.97% (*Note 1)        1st
     ----------------------------------------------------------------------------------

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
     ----------------------------------------------------------------------------------
                             (16,755) (*Note 1)

     ----------------------------------------------------------------------------------

     (Note 1) It was reported that the above-mentioned stockholder beneficially holds 15,560 voting rights (the ratio to the number of voting rights of all stockholders of which is 11.12%) out of all the voting rights held by such stockholder after the change (i.e., 16,755 voting rights) through ADRs (American Depositary Receipts) issued by our company, and that the nominal holder of such voting rights registered in our shareholders' register is Hero and Company, a nominee of The Bank of New York, which is the depositary bank for our company's ADRs.

               Please note that the number of shares (number of voting rights) held by Hero and Company and the ratio to the number of voting rights of all stockholders as of March 31, 2007 are as follows:

                    Number of shares (Number of voting
                    rights) held:                       19,220,880 (19,220)

                    Ratio to the number of voting
                    rights of all stockholders:         13.73%


     (Note 2) The number of shares without voting rights, which are deducted from the total number of issued and outstanding shares: 4,049,685 shares

               The total number of issued and outstanding shares as of [March 31, 2007]: 144,016,685 shares

4.   Date of the above-mentioned changes:       March 1, 2006


5.   Forecast of future operations:

          We expect no impact from the above-mentioned changes on our forecast of business results or other matters.

          According to the Amendment to the Substantial Shareholding Report filed by Tradewinds on April 13, 2007, Tradewinds changed its name from Tradewinds NWQ Global Investors, LLC to Tradewinds Global Investors, LLC as of February 28, 2007, and the address of Tradewinds' head office was changed to 2049 Century Park East 20th Floor, Los Angeles, California 90067 United States, also effective as of February 28, 2007. In addition, according to the above mentioned Amendment, the number of shares held and the total ownership ratio of Tradewinds Global Investors, LLC were 21,435,693 shares and 14.88%, respectively, as of February 28, 2007.

                                                                         - End -

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